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                                                                   EXHIBIT 10.14

                              AFFILIATE LETTER FOR
                           AFFILIATES OF THE COMPANY

                                                              December ___, 2000


Ashford.com, Inc.
3800 Buffalo Speedway
Suite 400
Houston, Texas 77098

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an affiliate of Guild.com, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Reorganization dated as of December ___, 2000 (the "Merger Agreement") among Ashford.com, Inc., a Delaware corporation ("Ashford"), Ashford-Guild Merger Corporation, a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

          As a result of the Merger, I may receive common stock, par value $0.001 per share, of Ashford (the "Ashford Shares"). I would receive such Ashford Shares in exchange for shares (or upon exercise of options for shares) of capital stock of the Company (the "Company Shares") owned by me immediately prior to the Merger. I have been advised that the issuance of the Ashford Shares in connection with the Merger is expected to be effected pursuant to an effective registration statement on Form S-4 under the Securities Act, in which case the resale of such shares will be subject to restrictions set forth in Rule 145 under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration).

    1. I represent, warrant and covenant to Ashford that in the event that I receive any Ashford Shares as a result of the Merger:

          A. I am the holder and "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company Shares set forth under my signature below, and I have good and valid title to such shares, free and clear of any lien, pledge, security interest, adverse claim, equity, option, proxy, charge, encumbrance or restriction of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties to this letter.
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          B.  I have carefully read this letter and the Merger Agreement and discussed, to the extent I felt necessary, with my counsel or counsel for the Company the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Ashford Shares.

          C. I shall not make any sale, transfer, pledge or other disposition of the Ashford Shares in violation of the Securities Act or the Rules and Regulations. Accordingly, I will not offer, sell, transfer, pledge or otherwise dispose of the Ashford Shares issued to me in the Merger unless at such time:
(i) such offer, sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 under the Securities Act, (ii) a registration statement under the Securities Act covering the proposed offer, sale, transfer, pledge or other disposition shall be effective under the Securities Act, or (iii) in the written opinion of counsel reasonably acceptable to Ashford, such offer, sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that Ashford is under no obligation to register the sale, transfer, or other disposition of the Ashford Shares by me or on my behalf under the Securities Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand, acknowledge and agree that (i) stop transfer instructions will be given to Ashford's transfer agent with respect to the Ashford Shares, and (ii) there will be placed on the certificates for the Ashford Shares issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED
          IN ACCORDANCE WITH SUCH RULE AND IN ACCORDANCE WITH
          THE TERMS OF AN AGREEMENT DATED AS OF DECEMBER ___, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND ASHFORD.COM,
          INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ASHFORD.COM, INC."

          F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 under the Securities Act, or pursuant to a registration statement, Ashford reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ACQUIRED FROM A PERSON WHO
          RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
          ACT."

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          G.  Execution of this letter should not be considered an admission on my part that I am an affiliate of the Company as described in the first paragraph of this letter, or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

    2. By Ashford's acceptance of this letter, Ashford hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Ashford Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Ashford shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Exchange Act, and (ii) furnish to me upon request a written statement as to whether or not Ashford has complied with such reporting requirements during the twelve months preceding any proposed sale of the Ashford Shares by me pursuant to Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Ashford hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding twelve months (or such shorter period that Ashford has been required to file such reports).

          B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date I acquired the Ashford Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to me, (ii) two years shall have elapsed from the date I acquired the Ashford Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to me, or (iii) Ashford has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Ashford , or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to me.

    3.    Ashford and I hereby further agree that:

          A. Irreparable damage would occur in the event that any provision of this letter was not performed in accordance with its specific terms or was otherwise breached. I agree that, in the event of any breach or threatened breach by me of any covenant or obligation contained in this letter, each of Ashford and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

          B. This letter shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

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          C.  This letter may be executed in one or more counterparts, each of which shall
be deemed an original, but all of which together shall constitute one and the same document.

          D. If a court of competent jurisdiction determines that any provision of this letter is not enforceable or enforceable only if limited in time and/or scope, this letter shall continue in full force and effect with such provision stricken or so limited.

          E. Counsel to and accountants for the parties hereto shall be entitled to rely upon this letter as needed.

          F. This letter shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          G. This letter shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties hereto.

          H. If any legal action or other legal proceeding relating to the enforcement of any provision of this letter is brought against me, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          I. Each of the representations, warranties, covenants and obligations contained in this letter shall survive the consummation of the Merger.

                                      Very truly yours,



                                      ----------------------------------------
                                      Name:

Agreed to and accepted this ____
day of December, 2000 by

Ashford.com, Inc.

By:
   ---------------------------------
    Name:  Kenneth E. Kurtzman
    Title: Chief Executive Officer

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